Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated June 8, 2021 relating to the consolidated financial statements of Arrived Homes, LLC, which comprise the consolidated balance sheet as of December 31, 2020 and the related consolidated statements of operations, changes in member’s equity, and cash flows for the period from July 13, 2020 (inception) to December 31, 2020, and the related notes to the consolidated financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated June 8, 2021 relating to financial statements of 4203 W Lierly Lane (the carved-out operations of certain assets of Arrived Homes, LP), which comprise the balance sheets as of December 31, 2020 and 2019 and the related statements of operations, changes in net parent investment, and cash flows for the year ended December 31, 2020 and for the period from July 25, 2019 (purchase date) to December 31, 2019, and the related notes to the financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated June 8, 2021 relating to financial statements of 4672 W Soapstone Drive (the carved-out operations of certain assets of Arrived Homes, LP), which comprise the balance sheets as of December 31, 2020 and 2019 and the related statements of operations, changes in net parent investment, and cash flows for the year then ended December 31, 2020 and for the period from October 11, 2019 (purchase date) to December 31, 2019, and the related notes to the financial statements.

/s/ Artesian CPA, LLC

Denver, CO

June 14, 2022

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com